Exhibit 99.1

MyMD Pharmaceuticals Regains Compliance with Nasdaq Minimum Bid Price Requirement for Continued Listing

BALTIMORE, MD – March 5, 2024 – MyMD Pharmaceuticals, Inc.® (Nasdaq: MYMD) (“MyMD” or “the Company”), a clinical stage biopharmaceutical company committed to developing novel therapies for age-related diseases, autoimmune and inflammatory conditions, today announced that it received notice from The Nasdaq Stock Market LLC (“Nasdaq”) on March 4, 2024 informing the Company that it has regained compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2) (“Listing Rule”) for continued listing on the Nasdaq Capital Market.

On October 11, 2023, MyMD received notice from the Listing Qualifications Department of Nasdaq indicating that the Company was not in compliance with the Listing Rule, as its common shares had failed to meet a closing bid price of $1.00 or more for 30 consecutive business days. The Company conducted a 1-for-30 reverse split of its common stock on February 14, 2024, with the goal of increasing the trading price of the common stock. The common stock began trading on a split-adjusted basis on February 15, 2024, under the new CUSIP number 62856X201.

For the Company to regain compliance with the Listing Rule, the Company’s common stock was required to maintain a minimum closing bid price of $1.00 or more for at least 10 consecutive business days. This requirement was met on March 1, 2024.

About MyMD Pharmaceuticals, Inc.

MyMD Pharmaceuticals, Inc. (Nasdaq: MYMD), a clinical stage pharmaceutical company committed to extending healthy lifespan, is focused on developing two novel therapeutic platforms that treat the causes of disease rather than only addressing the symptoms. MYMD-1 is a drug platform based on a clinical stage small molecule that regulates the immune system to control TNF-α, which drives chronic inflammation, and other pro-inflammatory cell signaling cytokines. MYMD-1 is being developed to delay aging, increase longevity, and treat autoimmune diseases. The Company’s second drug platform, Supera-CBD, is being developed to treat chronic pain, addiction and epilepsy. Supera-CBD is a novel synthetic derivative of cannabidiol (CBD) and is being developed to address and improve upon the rapidly growing CBD market, which includes both FDA approved drugs and CBD products not currently regulated as drugs. For more information, visit www.mymd.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made and none of MyMD nor its affiliates assume any duty to update forward-looking statements. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “may,” “plan,” “will,” “would’’ and other similar expressions are intended to identify these forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation: the effect that the reverse stock split may have on the price of MyMD’s common stock; MyMD’s ability to maintain compliance with the Nasdaq Stock Market’s listing standards; the timing of, and MyMD’s ability to, obtain and maintain regulatory approvals for clinical trials of MyMD’s pharmaceutical candidates; the timing and results of MyMD’s planned clinical trials for its pharmaceutical candidates; the amount of funds MyMD requires for its pharmaceutical candidates; increased levels of competition; changes in political, economic or regulatory conditions generally and in the markets in which MyMD operates; MyMD’s ability to retain and attract senior management and other key employees; MyMD’s ability to quickly and effectively respond to new technological developments; MyMD’s ability to protect its trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on MyMD’s proprietary rights; and the impact of the ongoing COVID-19 pandemic on MyMD’s results of operations, business plan and the global economy. A discussion of these and other factors with respect to MyMD is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed by MyMD on March 31, 2023. Forward-looking statements speak only as of the date they are made and MyMD disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Robert Schatz

(646) 421-9523

rschatz@mymd.com

www.mymd.com

Media Contact:

media@mymd.com